                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF L933

                             TELCO SYSTEMS, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

      DELAWARE                                           94-2178777
--------------------------------------------------------------------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)
--------------------------------------------------------------------------------

         63 NAHATAN STREET, NORWOOD, MA                     02062
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      (Address of principal executive offices)           (Zip Code)

      TELCO SYSTEMS, INC. AMENDED AND RESTATED 1990 STOCK OPTION PLAN

      RESTRICTED STOCK GRANT AGREEMENTS, EACH DATED FEBRUARY 15, 1996, BETWEEN THE COMPANY AND EACH OF ITAI AARONSON, AL BANNIS, JEFFREY BLACK, KAREN BRIM, RICHARD CAMERON, JOHN CAUGHRON, JASWANT DHALIWAL, DANIEL FRETZ, STANLEY GARDNER, ZUREN HSI, BRYAN KNYSH, STEPHEN MILLS, LARRY ORR,
      JOSEPH SCHICK, EDWARD SCHLOEMAN, LAWRENCE WALKER, GEORGE WEIGT, AND JEFFREY WEISS.
--------------------------------------------------------------------------------
                            (Full title of the plan)

                  JOHN A. RUGGIERO, CHIEF EXECUTIVE OFFICER
                             TELCO SYSTEMS, INC.
                              63 NAHATAN STREET
                              NORWOOD, MA 02062
                                (617) 551-0300

--------------------------------------------------------------------------------
                  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                               WITH A COPY TO:
                        EDWARD N. GADSBY, JR., ESQUIRE
                             FOLEY, HOAG & ELIOT
                            ONE POST OFFICE SQUARE
                         BOSTON, MASSACHUSETTS 02109
                                (617) 832-1000
--------------------------------------------------------------------------------

                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------

                                                                         Proposed
Title of                                      Proposed                   maximum
securities                 Amount             maximum                    aggregate               Amount of
to be                      to be              offering price             offering                registration
registered               registered           per share                  price                   fee
-------------------------------------------------------------------------------------------------------------

Common Stock              32,205               $11.38(1)              $  366,492.90(1)          $  126.38(1)
(par value $.01)         shares
-------------------------------------------------------------------------------------------------------------
Common Stock              12,884               $10.50(2)              $  135,282(2)             $   46.65(2)
(par value $.01)         shares
-------------------------------------------------------------------------------------------------------------
Common Stock             304,911               $11.26(3)              $3,433,297.86(3)          $1,183.90(3)
(par value $.01)         shares
-------------------------------------------------------------------------------------------------------------
Common Stock              92,000               $11.26(4)              $1,035,920(4)             $  357.21(4)
(par value $.01)         shares
-------------------------------------------------------------------------------------------------------------
Totals                   442,000                                      $4,966,592.76             $1,714.14
                         shares
-------------------------------------------------------------------------------------------------------------

         (1) For shares issuable pursuant to stock options granted through February 15, 1996, calculated pursuant to Rule 457(h) based on the exercise price of such options.
         (2) For shares issuable pursuant to stock options granted through February 15, 1996, calculated pursuant to Rule 457(h) based on the exercise price of such options.
         (3) For shares issuable pursuant to stock options not granted as of February 15, 1996, estimated pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock as reported in the National Association of Securities Dealers Automated Quotation National Market System
(the "Nasdaq NMS") on February 9, 1996.
         (4) For all shares issuable pursuant to the Restricted Stock Agreements, estimated pursuant to Rule 457(c) based on the average of the high and low prices of the Common Stock as reported in the National Association of Securities Dealers Automated Quotation National Market System ("Nasdaq NMS") on February 9, 1996.





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



PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission ("Commission") are incorporated in this registration statement by reference:

         (a) the Annual Report on Form 10-K of the Company for the fiscal year ended August 27, 1995;

         (b) the Company's Quarterly Report on Form 10-Q for the quarter ended November 26, 1995; and

         (c) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 28, 1984 under Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"), including any amendment or description filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides as follows:

                           "(a) A corporation may indemnify any person who was
                  or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                           "(b) A corporation may indemnify any person who was
                  or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                           "(c) To the extent that a director, officer, employee
                  or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                           "(d) Any indemnification under subsections (a) and
                  (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                           "(e) Expenses (including attorneys' fees) incurred by
                  an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                           "(f) The indemnification and advancement of expenses
                  provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                           "(g) A corporation shall have power to purchase and
                  maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                           "(h) For purposes of this section, references to "the
                  corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                           "(i) For purposes of this section, references to
                  "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                           "(j) The indemnification and advancement of expenses
                  provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           "(k) The Court of Chancery is hereby vested with
                  exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligations to advance expenses (including attorneys' fees)."

         Article VII of the Company's By-Laws provides that the Company shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer or employee of the Company or serves or served any other enterprise as a director, officer or employee at the request of the Company.

         The Company has a Directors' and Officers' Liability insurance policy insuring its directors and officers for certain claims up to $5,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1      Amended and Restated 1990 Stock Option Plan.

4.2 Restricted Stock Grant Agreement dated February 15, 1996 between the Company and Itai Aaronson, together with a Schedule 4.2 setting forth information regarding certain substantially identical Restricted Stock Grant Agreements of even date therewith.

5.1      Opinion of Counsel.

23.1     Consent of Independent Auditors.

23.2     Consent of Counsel (included in Exhibit 5.1).

24.1     Power of Attorney (contained on the signature page).

ITEM 9.  UNDERTAKINGS.

         1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs 2(a)(i) and
2(a)(ii) do not apply if the information required to be included in a post-effectiveamendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwood, Commonwealth of Massachusetts, on the 11th day of February, 1996.

                                        TELCO SYSTEMS, INC.


                                        By: /s/ John A. Ruggiero
                                            ------------------------------
                                            John A. Ruggiero
                                            Chief Executive Officer and
                                             Chief Financial Officer


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



                              POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John A. Ruggiero and William B. Smith, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing he may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                  Title                           Date
    ---------                  -----                           ----


/s/ John A. Ruggiero
___________________________    Director and Chief              February 11, 1996
John A. Ruggiero               Executive Officer
                               (Principal Executive
                               Officer)

/s/ John A. Ruggiero
___________________________    Director and                    February 11, 1996
John A. Ruggiero               Chief Financial Officer
                               (Principal Financial Officer)

/s/ Daniel A. DiPietro
___________________________    Vice President and Corporate    February 14, 1996
Daniel A. DiPietro             Controller (Principal
                               Accounting Officer)

/s/ William B. Smith
___________________________    Director and President          February 11, 1996
William B. Smith


/s/ Dean C. Campbell
___________________________    Director                        February 13, 1996
Dean C. Campbell


/s/ Steward S. Flaschen
___________________________    Director                        February 10, 1996
Steward S. Flaschen


/s/ Sheldon Horing
___________________________    Director                        February 10, 1996
Sheldon Horing


                                   EXHIBIT INDEX

Exhibit
  No.                               Description                                             Page
-------                             -----------                                             ----

4.1      Amended and Restated 1990 Stock Option Plan.

4.2      Restricted Stock Grant Agreement dated February 15, 1996 between the
         Company and Itai Aaronson, together with a Schedule 4.2 setting forth information regarding certain substantially identical Restricted Stock
         Grant Agreements of even date therewith.

5.1      Opinion of Counsel.

23.1     Consent of Independent Accountants.

23.2     Consent of Counsel (included in Exhibit 5.1).

24.1     Power of Attorney (contained on the signature page).



                                     II-8